EXHIBIT 23


         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-18645 on Form S-3, Registration Statement No. 33-47813 on Form S-3, as amended by Amendment No. 1 thereto, and Registration Statement No. 33-69786 on Form S-3, as amended by Amendments No. 1 and 2 thereto of FPL Group Capital Inc, of our report dated February 11, 1994 relating to the consolidated financial statements of FPL Group, Inc. appearing in this Current Report on Form 8-K of FPL Group Capital Inc dated March 22, 1994.



DELOITTE & TOUCHE

Miami, Florida
March 21, 1994